TR-1: Notifications of Major Interests in Shares

1. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attached:	ENOVA SYSTEMS INC

2. Reason for notification (yes/no)

An acquisition or disposal of voting rights	YES

An acquisition or disposal of financial instruments which may result in the acquisition of shares already issued to which voting rights are attached

An event changing the breakdown of voting rights

Other (please specify):______________

3. Full name of person(s) subject to notification obligation:	J O Hambro Capital Management Limited

4. Full name of shareholder(s) (if different from 3):

5. Date of transaction (and date on which the threshold is crossed or reached if different):	6 OCTOBER 2011

6. Date on which issuer notified:	12 OCTOBER 2011

7. Threshold(s) that is/are crossed or reached:	BELOW 5%

8: Notified Details
A: Voting rights attached to shares
Class/type of shares If possible use ISIN code	Situation previous to the triggering transaction		Resulting situation after the triggering transaction

	Number of shares	Number of voting rights	Number of shares	Number of voting rights		Percentage of voting rights

				Direct	Indirect	Direct	Indirect

Ordinary 2,227,500 2,227,500 1,327,500 1,327,500 4.21% Sedol: B0DYY28

B: Financial Instruments
Resulting situation after the triggering transaction
Type of financial	Expiration date	Exercise/	No. of voting	Percentage of
instrument		conversion	rights that may be	voting rights
		period/date	acquired (if the
instrument
exercised/converted)

Total (A+B)
Number of voting rights	Percentage of voting rights
1,327,500	4.21%

9. Chain of controlled und	ertakings through which the voting rights and

/or the financial instruments a	re effectively held, if applicable:

Not applicable

Proxy Voting:
10. Name of proxy holder:	-

11. Number of voting rights proxy holder will cease to hold:	-

12. Date on which proxy holder will cease to hold voting rights:	-

13. Additional information:
14 Contact name:	Bonita Guntrip

15. Contact telephone name:	020 7747 5681